Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2021 (except for paragraph 2 of Note 2 and paragraph 4 of Note 17, as to which the date is April 14, 2021), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-254612) and related Prospectus of Zymergen Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California
April 14, 2021